Exhibit 1.6

September 23, 2026	NASDAQ | TSX: ACB

Aurora Cannabis Files Application with Alberta Securities Commission to Protect Company Shareholders Having Identified Several Deficiencies in Curaleaf’s Hostile Bid Disclosure

•	Aurora has filed an application with the Alberta Securities Commission for an order requiring Curaleaf to comply with securities laws.

•	Aurora intends to demonstrate that Curaleaf's Circular has not satisfied several regulatory requirements, impacting Aurora Shareholders, including providing pro- forma financials and keeping the hostile bid open for the minimum period.

•	Curaleaf has refused to address deficiencies identified by Aurora in its hostile bid Circular that are believed to limit Aurora shareholders’ access to disclosures required by securities laws before responding to its hostile bid.

•	Aurora is committed to protecting shareholders' ability to make a fully informed decision regarding Curaleaf's hostile bid.

•	Aurora's Special Committee and Board have unanimously recommended that shareholders REJECT Curaleaf's hostile bid by TAKING NO ACTION and NOT TENDERING their shares.

Edmonton, Alberta, September 23, 2026 - Aurora Cannabis Inc. (“Aurora” or the “Company”) (NASDAQ: ACB) (TSX: ACB), the Canadian-based leading global medical cannabis company, today filed an application with the Alberta Securities Commission (“ASC’) for an order requiring Curaleaf Holdings, Inc. (“Curaleaf”) (TSX: CURA) (OTCQX: CURLF) to address several deficiencies Aurora has identified in its hostile bid Circular and to require Curaleaf to comply with securities law requirements.

"We believe Curaleaf has failed to comply with applicable securities law requirements in connection with its hostile bid, and Aurora intends to vigorously defend its interests and those of its shareholders. Aurora is taking the necessary steps to protect its shareholders’ rights, which this hostile bid is clearly ignoring,” said Miguel Martin, Executive Chairman and Chief Executive Officer of Aurora.

“Aurora's review of Curaleaf's hostile bid circular uncovered several significant deficiencies, which were highlighted in the Directors' Circular issued on September 2. Aurora also wrote directly to Curaleaf to ask that it remedy these failings. Curaleaf has refused to do so. As a result, Aurora has applied to the Alberta Securities Commission for an order requiring compliance with applicable securities laws. These are not technicalities. They are shareholder protection requirements, and they matter,” concluded Mr. Martin.

The deficiencies Aurora has identified in Curaleaf's Circular are concerning as they may deprive shareholders of information and time needed to fully evaluate Curaleaf's hostile bid.

Aurora’s application seeks to have the Alberta Securities Commission review and address the following:

•	Failure to provide pro forma financial statements that would allow Aurora shareholders to understand the financial condition of the combined company if the hostile bid were successful;
•	Failure to hold the hostile bid open for the minimum deposit period required by securities laws, which allows Aurora shareholders the full amount of time required by law to consider the hostile bid; and
•	Failure to publish notice of its hostile bid in a French language publication, denying French-speaking Aurora shareholders from obtaining important information about the commencement of the hostile bid.

These requirements are designed to ensure that Aurora shareholders have the time and information they need to make a fair, informed decision about this hostile bid. Aurora intends to demonstrate that these deficiencies deny Aurora shareholders from fundamental protections afforded under securities law.

In addition, Curaleaf’s failure to comply with the required 105-day deposit period means that the hostile bid does not qualify as a “permitted bid” under Aurora’s Shareholder Rights Plan, contrary to Curaleaf’s disclosure in its hostile bid Circular. The Rights Plan will be triggered if Curaleaf proceeds to acquire more than 20% of Aurora’s shares.

Aurora will ask the ASC to order Curaleaf to correct what is has identified as material deficiencies in its Circular, including by delivering the required pro forma financial statements and publishing the required French-language notice in Québec, and ensuring that shareholders receive the full mandatory 105-day deposit period only after those deficiencies have been corrected.

Shareholder Information

On September 2, Aurora's Board of Directors filed a directors’ circular which UNANIMOUSLY recommended that shareholders REJECT Curaleaf's hostile bid by TAKING NO ACTION and NOT TENDERING their shares. The Board UNANIMOUSLY recommends that any Aurora shareholders who have tendered their shares to the hostile bid WITHDRAW those shares.

This application does not change the Board's view that Curaleaf’s hostile bid is inadequate and fails to reflect the value of Aurora's business or the opportunities ahead.

Shareholder Assistance

Shareholders with questions about the hostile bid or who would like to receive ongoing updates may contact Kingsdale Advisors, Aurora's strategic advisor and information agent.

•	Toll-Free (within North America): 1-800-749-9052
•	Call or Text: 416-623-4172
•	Email: contactus@kingsdaleadvisors.com
•	Visit protectaurora.com

About Aurora Cannabis

Aurora is a global leader in medical cannabis, dedicated to improving lives through scientific expertise, proven performance, and a deep commitment to patient care. Aurora serves medical markets across Canada, Europe, Australia, and New Zealand with a portfolio of trusted, leading brands including Aurora®, MedReleaf®, Pedanios®, IndiMed™, San Raf®, and Whistler Medical Marijuana Corporation®. With world-class GMP-certified manufacturing facilities in Canada and Germany, and a team of industry-leading professionals, Aurora continues to expand its global footprint and deliver consistent, high-quality cannabis products with the purpose of Opening the World to Cannabis™.

Learn more at www.auroramj.com and follow us on X and LinkedIn.

Aurora's common shares trade on the NASDAQ and TSX under the symbol "ACB".

For Media:	For Investors:
Michelle Lefler	ICR, Inc.
VP, Communications & PR	Investor Relations
media@auroramj.com	aurora@icrinc.com

Aurora has filed a Solicitation/Recommendation Statement on Schedule 14D-9F with the U.S. Securities and Exchange Commission (the “SEC”), which includes a Director’s Circular, dated September 1, 2026. Investors are urged to read this document and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, when they become available, before making any investment decision with respect to the hostile bid. The hostile bid is made for the securities of a Canadian issuer and while the hostile bid is subject to disclosure requirements of Canada, investors should be aware that these requirements are different from those of the United States. The enforcement by investors of civil liabilities under the U.S. federal securities laws may be affected adversely by the fact that the issuer is located in Canada, and that some or all of its officers and directors are residents of Canada.

Forward Looking Statements

This news release includes statements containing certain "forward-looking information" within the meaning of applicable securities laws ("forward-looking statements"). Forward-looking statements are frequently characterized by words such as "plan", "continue", "expect", "project", "intend", "believe", "anticipate", "estimate", "may", "will", "potential", "proposed" and other similar words, or statements that certain events or conditions "may" or "will" occur. Forward-looking statements made in this news release include, but are not limited to, statements and information about Curaleaf's hostile takeover-bid including identified deficiencies under applicable securities laws, the Company’s plans to have those deficiencies reviewed by the ASC and corrected by Curaleaf, the related impact on the minimum deposit period, expectations regarding the triggering of the Company’s shareholder rights plan, and statements regarding the Board’s recommendation and future opportunities for the Company.

These forward-looking statements are only predictions. Forward-looking information or statements contained in this news release have been developed based on the Company and its management's good faith assumptions relating to the financial, market, regulatory and other relevant environments that will exist and affect the Company's business and operations in the future. Forward-looking information and statements are not a guarantee of future performance and are based upon a number of estimates and assumptions of management at the date the statements are made including, among other things, assumptions about: development costs remaining consistent with budgets; the ability to manage anticipated and unanticipated costs; access to favorable equity and debt capital markets; the ability to raise sufficient capital to advance the business of the Company; favorable operating and economic conditions; political and regulatory stability; obtaining and maintaining all required licenses and permits; receipt of governmental approvals and permits; sustained labour stability; stability in financial and capital goods markets; favorable production levels and costs from the Company's operations; the pricing of various cannabis products; the level of demand for cannabis products; the availability of third-party service providers and other inputs for the Company's operations; and the Company's ability to conduct operations in a safe, efficient, and effective manner. The Company does not give any assurance that the assumptions on which forward-looking information or statements are based will prove to be correct, or that the Company's business or operations will not be affected in any material manner by these or other factors not foreseen or foreseeable by the Company or management or beyond the Company's control. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. These risks include, but are not limited to, the ability to retain key personnel, the ability to continue investing in infrastructure to support growth, the ability to obtain financing on acceptable terms, the continued quality of our products, customer experience and retention, the development of third party government and non-government consumer sales channels, management's estimates of consumer demand in Canada and in jurisdictions where the Company exports, expectations of future results and expenses, the availability of additional capital to complete construction projects and facilities improvements, the risk of successful integration of acquired business and operations, management's estimation that SG&A will grow only in proportion to revenue growth, the ability to expand and maintain distribution capabilities, the impact of competition, the general impact of financial market conditions, the yield from cannabis growing operations, product demand, changes in prices of required commodities, competition, and the possibility for changes in laws, rules, and regulations in the industry, epidemics, pandemics or other public health crisis, and other risks as set out under the heading "Risk Factors" in the Company's annual information form dated June 10, 2026 (the "AIF") and filed with Canadian securities regulators available on the Company's issuer profile on SEDAR+ at www.sedarplus.com and filed with and available on the SEC's website at www.sec.gov. The Company cautions that the list of risks, uncertainties and other factors described in the AIF is not exhaustive and other factors could also adversely affect its results. Readers are urged to consider the risks, uncertainties and assumptions carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such information. The Company is under no obligation, and expressly disclaims any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by applicable securities laws.